Exhibit 99.1 PRESS RELEASE, DATED MARCH 24, 2020, OF ENERSYS

EnerSys Announces Suspension of Fourth Quarter Fiscal 2020 Guidance

Reading, PA, USA, March 24, 2020 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that it is withdrawing its guidance issued February 5, 2020 for its fourth fiscal quarter ending March 31, 2020 along with any forward looking statements previously made as a result of the magnitude, global reach and continuing uncertainty resulting from the COVID-19 virus. Government mandated shutdowns in key locations such as the states of Washington and Pennsylvania have limited our ability to maintain normal visibility into those operations during the normally busy final weeks of the quarter.

EnerSys plans to provide preliminary unaudited results for the quarter and year ended March 31, 2020, as soon as practical in mid to late April depending on circumstances. Such results would continue to be preliminary and likely in a range of outcomes subject to finalization of tax, impairment or other matters.

David M. Shaffer, President and Chief Executive Officer of EnerSys stated “Given the economic uncertainties related to the global spread of the coronavirus, we have made the prudent decision to suspend near-term guidance until we have additional clarity into its impact on the broader economy and our business. That said, we maintain a strong balance sheet and capital structure and will continue to provide critical products, systems and services to key industries such as food distribution, health care, military, utilities, telecom and broadband and many others where demand is expected to remain. In fact, the significant increase in “working from home” and content streaming trends of recent weeks only reinforces the importance of faster, more reliable networks that EnerSys will continue to support in the future.”

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent Alpha acquisition, EnerSys provides highly integrated power solutions and services to broadband, telecom, renewable and industrial customers.

More information regarding EnerSys can be found at http://www.enersys.com.

For more information, contact Steve Heir, Vice President, Corporate Development & Investor Relations, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, satisfactory resolution of insurance coverage and claims for both property damage and business interruption, strategy for business interruption, or revenue loss due to the fire at the Richmond, KY facility, are forward-looking statements within the meaning of the Reform Act. Potential risks and uncertainties also include those relating to the ultimate geographic spread of the novel coronavirus, the severity of the disease, the duration of the COVID-19 outbreak, and actions that may be taken by governmental authorities to contain the outbreak or to treat its impact. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and reports on Forms 10-Q and Forms 8-K thereafter. No undue reliance should be placed on any forward-looking statements.